                                                                    Exhibit 10.3

[LOGO OF WAJAX Finance]                            MASTER LEASE   --------------
                                                   AGREEMENT NO.  --------------
6035 South Service Road, Box 5072, Burlington, Ontario L7R 3YB
================================================================================

LESSEE:   North American Equipment Ltd. ("LESSEE")
ADDRESS   #2,53016 Highway 60
          Spruce Grove, Alberta
          T7X 3G7
          1-780-960-7171

This Master Lease Agreement ("Agreement"), including the terms and conditions on the reverse side hereof and any Schedules hereto, correctly sets forth the entire agreement between Wajax Finance Ltd. ("Lessor") and Lessee. No agreements or understandings shall be binding on either of the parties hereto unless in writing and executed by the parties hereto.

1. Lease. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the personal or movable property (the "Equipment") described in the Lease Schedule(s) (the "Schedule") executed and to be executed by the parties and attached hereto to form part hereof. Each Schedule shall constitute a separate lease of Equipment and the provisions hereof will be deemed to be a part thereof. In contemplation of entering into a Schedule with respect to certain Equipment, Lessor and Lessee may enter into an Interim Lease Funding Agreement providing for the acquisition of such Equipment by Lessor and at the request of Lessee.

2. Term and Rental. The term of the lease for any Equipment ("Lease Term"), its commencement date ("Lease Commencement Date") and the amount of the rental ("Rental"), together with the sales tax and goods and services tax thereon, if applicable, and the terms of payment thereof, will be as provided in the Schedule related to such Equipment. Lessee's obligation to pay Rental and other amounts owing under a Schedule or hereunder shall be absolute and unconditional without any claim of setoff or compensation by Lessee. Lessee shall not be permitted to prepay its Rentals or other obligations. Lessee shall on the Lease Commencement Date pay Lessor the number of advance rentals, if any, set forth in the Schedule. Such advance rentals shall not constitute a security deposit and shall not be refundable to Lessee under any circumstances, but shall be applied by Lessor against subsequent Rental in reverse order of maturity.

3. Use. Lessee will cause the Equipment to be operated in accordance with any applicable manufacturer's manuals or instructions, by competent duly qualified personnel, in accordance with applicable govemmental regulations, if any, and for business purposes only. Lessee agrees not to remove the Equipment from its location as set forth in the related Schedule without Lessor's prior written consent, provided that Equipment which is mobile by nature shall be based at such location but may be operated away from such location in the ordinary course of Lessee's business.

     Maintenance. Lessee assumes all risk of loss or damage to the Equipment from the date of shipment thereof until it is returned to Lessor and the Schedule with respect to it is terminated, and agrees that the Equipment will be installed and maintained in good operating condition at Lessee's expense and returned to Lessor promptly at the expiry of the Lease Term in good operating condition (ordinary wear and tear excepted).

5. Alterations. Lessee may make alterations, additions or improvements to the Equipment provided such alterations, additions or improvements shall not decrease the value of the Equipment or impair its utility. Any alterations, additions or improvements to the Equipment shall be at Lessee's expense and shall belong to and become the property of Lessor subject to the terms of this Agreement during the Lease Term of such Equipment. Lessee may remove any such alterations, additions or improvements at the expiration of the Lease Term of such Equipment, provided Lessee shall repair any damage to the Equipment or the premises where located resulting from or occasioned by such removal and provided any such removal shall restore the Equipment to its original state and condition (ordinary wear and tear excepted).

6. Insurance. As and from the earlier of the data upon which Lessor pays any part of the cost of an item of Equipment or acquires ownership of or title to an item of Equipment or bears any risk, responsibility and liability therefor and thereafter throughout the Lesse Term of an item of Equipment. Lessee shall at its sole expense:
     (a) insure the Equipment against all risks of physical loss or damage, including without limitation loss by fire (including extended coverage), theft, collision and such other risks of loss as are customarily covered by insurance on such type of equipment by prudent operators of businesses similar to that in which Lessee is engaged, in such amounts, in such form and with such insurers as shall be satisfactory to Lessor, but in no event shall such insurance be less than an amount (the "Loss Value") equal to the present value from time to time of all unpaid amounts due as Rental or otherwise (including the purchase option amount or any amounts due if the purchase option is not exercised, if applicable) with respect to such Equipment, calculated by discounting such amounts at the rate of six percent (6%) per annum, which amount the parties agree represents an estimate of the full replacement value of the Equipment from time to time during the Lease Term.

IN WITNESS WHEREOF This Agreement made as of the 15 day of September, 2000.

WAJAX FINANCE LTD.


PER:
     -----------------------------------
NAME:
     -----------------------------------
TITLE:
      ----------------------------------
DATE:
     -----------------------------------


     (b) maintain public liability and property damage insurance in respect of the use, operation and possession of the Equipment and the ownership thereof by Lessor with insurers satisfactory to Lessor in such form and with such limits of liability as Lessor may from time to time reasonably require.
     Each insurance policy will name Lessee and Lessor as insureds, will name Lessor as an additional insured and loss payee thereof and shall contain a clause requiring the insurer to give to Lessor at least thirty (30) days' prior written notice of any alteration in the terms of such policy or of the cancellation thereof. At Lessor's request, Lessee shall furnish to Lessor a certificate or certificates of insurance or other evidence satisfactory to Lessor that such coverage is in effect, provided, however, that Lessor shall be under no duty to either ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. If any such policies of insurance contain a co-insurance clause, Lessee shall either cause such coinsurance clause to be waived or maintain at all times a sufficient amount of insurance to meet the requirements of any such co-insurance clause so as to prevent Lessee from becoming a co-insurer under the terms of any such policy. Lessee will, at its expense, make all proofs of loss and take all other steps necessary to recover insurance benefits unless advise in writing by Lessor that Lessor desires so to do at Lessee's expense. Proceeds of insurance shall at the option of Lessor be disbursed by Lessor against satisfactory invoices for repair or replacement of Equipment, or be retained by the Lessor for application against Lessee's obligations hereunder, and if the proceeds received are less than the Loss Value of the Equipment lost, Lessee shall immediately pay to Lessor the amount of such deficiency. The total or partial loss of the Equipment or its use or possession shall not relieve Lessee from its obligations and liabilities hereunder.

7. Uninsured Loss and Damage. If any item of Equipment is lost, stolen, destroyed or damaged beyond repair and is not covered by insurance in the amount required by Section 6 for any reason, or in the event of any condemnation, confiscation, seizure or expropriation of such item, Lessee shall immediately pay to Lessor the Loss Value of such item, at which time Lessor will transfer to Lessee, without recourse or warranty of any nature whatsoever, all of Lessor's right, title and interest in such item of Equipment.

8. Laws and Regulations. Lesses shall comply with all laws relating to the Equipment, its possession and use and the ownership thereof by Lessor.

9. Representations and Warranties of Lessee. Lessee represents and warrants to Lessor, which representations and warranties shall be deemed to be repeated on each day that this Agreement remains in force, that:
     (a) Lessee, if a corporation, is duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation, and Lessee has the power, corporate or otherwise, to enter into this Agreement and all certificates and other documents required hereby or referred to herein;
     (b) this Agreement has been duly authorized by all necessary action, corporate or otherwise, on the part of Lessee, has been duly executed and delivered by Lessee and constitutes the legal, valid and binding agreement of Lessee enforceable against it in accordance with their terms;
     (c) the execution, delivery, observance and performance of this Agreement does not and will not result in the breach of, constitute a default under, contravene any provision of, or result in the creation of any lien on or in any property or assets of the Lessee, pursuant to Lessee's constating, documents (if any) or any agreement, indenture or other instrument to which Lessee is a party or by which Lessee or any of its property or assets may be bound; and
     (d) there are no actions, suits or proceedings pending or, to the knowledge of Lessee, threatened in any court or tribunal or before any competent authority against Lessee or any of its property or assets which, in the reasonable and bona fide opinion of Lessee, may have a material adverse effect on the financial condition or business of Lessee.
                                                                (Continued Over)

LESSEE: North American Equipment Ltd.


PER: /s/ Martin P. Gouin
     -----------------------------------
NAME:  Martin P. Gouin
       ---------------------------------
TITLE: President
       ---------------------------------
DATE:
     -----------------------------------

                                                                wajax-mstr-lease

10. Exclusion of Equipment Warranties. Lessee acknowledges that Lessee alone will have selected the Equipment, that Lessor does not deal in the Equipment and that Lessor does not and will not make any representation or warranty whatsoever, express or implied, with respect to the Equipment or its adequacy for Lessee's purpose or otherwise. Lessor will have no liability whatsoever (including, without limitation, liability for any indirect or consequential damages) arising from any latent or other defect in the Equipment including any fundamental breach, or other failure of performance, capacity or operation of the Equipment. If any Equipment is unsatisfactory for any reason, Lessee shall pay the Rental owing in respect of such Equipment without abatement and shall seek recourse solely against the supplier or manufacturer of such Equipment. For such purpose, Lessor assigns to Lessee the benefit of all warranties and guarantees provided by manufacturers or suppliers of Equipment. If the manufacturer or supplier substitutes replacement equipment for any Equipment described in a Schedule, Lessee will promptly give Lessor notice thereof together with such particulars as are necessary to prepare a corrected Schedule and such replacement equipment shall be deemed Equipment.

11. Default Time is of the essence and it shall be a default hereunder ("Default") and under all Schedules if:
     (a) Lessee fails to pay any Rental or other amounts payable under any Schedule or hereunder when due in the manner specified;
     (b) Lessee fails to observe or perform any covenant or other obligation or provision of a Schedule or hereunder;
     (c) Lessee becomes insolvent (within the meaning of the Bankruptcy and Insolvency Act) or commits or threatens to commit an act of bankruptcy or if a petition in bankruptcy, proposal, arrangement or reorganization under the Bankruptcy and Insolvency Act. Winding Up Act or Companies' Creditors Arrangement Act is filed by or against Lessee or if a receiver of receiver-manager is appointed for Lessee or a substantial part of Lessee's property;
     (d) an encumbrancer or any other party takes possession of a substantial part of Lessee's property or any of the Equipment;
     (e) any representation or warranty made by Lessee to Lessor in connection with the entering into of this Agreement or any statement in any document or agreement in connection herewith proves to have been untrue or incorrect when made or furnished;
     (f) Lessee ceases or threatens to cease to carry on the business currently being carried on by it or disposes of all or substantially all of its property;
     (g) any item of Equipment is confiscated, forfeited or seized or otherwise attached by anyone pursuant to any legal process or other means;
     (h) if Lessee is a corporation, there is any change in its effective control without the prior written consent of Lessor;
     (i) Lessee is in default under any other lease, contract, agreement or obligation now existing or hereinafter entered into with the Lessor or any assignee of Lessor whether Lessee is bound alone or with others;
     (j) Lessee dies or becomes mentally incompetent, if an individual, or is dissolved, or amalgamated or wound up if Lessee is a corporation; and
     (k) Lessor believes in good faith that the payment of the Rent or the performance or observation of any covenant herein is impaired or that the Equipment is in danger of being lost, damaged or confiscated, or of being encumbered by Lessee or seized or otherwise attached by anyone pursuant to any legal process or otherwise.

For greater certainty, Lessee acknowledges that a Default under one Schedule shall be deemed Default under all Schedules.

12.  Remedies.
     (a) Upon Default and any time thereafter Lessor may in addition to any other right or remedy Lessor may have at law or in equity Lessor shall have the rights and remedies set out below, all of which shall be enforced successively, concurrently and/or cumulatively:
          (i) without further notice, take possession of the Equipment under any or all Schedules ("Repossession") and for such purpose Lessee hereby grants Lessor the right to enter its premises at the then current Equipment location for the purpose of Repossession and waives claims for any damages, whether to property or otherwise, arising out of a Repossession and acknowledges that Lessor may retain all prior payments as partial compensation for the use of the Equipment, and sell or lease the Equipment upon such terms as Lessor determines with or without notice, at private or public sale, with or without having the Equipment at the sale("Disposition");
          (ii) upon five (5) days' prior written notice after the occurrence and continuance of Default, terminate this Agreement and any Schedule; or
          (iii) demand, as a genuine pre-estimate of liquidated damages for loss of bargain and not as a penalty, the Loss Value of the Equipment.
     (b) Lessee will pay all costs arising or incurred by Lessor as a result of Default, including reasonable legal fees on a solicitor and his own client basis. Such costs with be first deducted from the proceeds of any Disposition, if an amount in excess of the Loss Value is received by Lessor, after costs, from the exercise of its remedies under Paragraph 12(a), Lessor shall pay to Lessee or any other party entitled by law to such payment, any such excess, and Lessee shall be liable for any deficiency.
     (c) Lessee will pay Lessor interest at the Prime Rate plus 5% per annum calculated daily on all sums not received by Lessor when due and owing under the provisions of any Schedule or hereunder. Such interest shall be calculated monthly, not in advance, and be due and payable on the same days as provided for the payment of Rental so long as payment of any monies due and payable hereunder is in arrears. For purposes of this paragraph, "Prime Rate" means the rate of interest per annum which Royal Bank of Canada establishes from time to time at its principal office in Toronto for demand loans in Canadian dollars made to its customers in Canada and referred to as its prime rate of interest.
     (d) Lessee waives all claims for damages against Lessor arising out of the Repossession, voluntary surrender, removal or Disposition of the Equipment;
     (e) All rights of Lessor are cumulative and not alternative and may be exercised by Lessor separately or together, in any order or combination; and
     (f) Lessor may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Equipment, and in each such case the amounts so paid together with costs, charges and expenses incurred in connection therewith shall be added to the amount otherwise owed by Lessee.

13. Ownership. Title to the Equipment is and shall remain in Lessor. During the Lease Term, the Equipment shall be and remain movable, personal and chattel property. Lessor shall not interfere with Lessee's right to possession and quiet enjoyment of the Equipment during the Lease Term provided Lessee performs its obligations hereunder and under any Schedule.
     Lessor may requite plates, labels, or other markings to be affixed to or placed prominently upon the Equipment indicating Lessor as the owner.

14. Return on Termination. At the end of the Lease Term of each Schedule. the Equipment shall be returned to Lessor at a place reasonably designated by Lessor, unless a purchase option is exercised in respect thereof.

15. Indemnification. Lessee shall be responsible for, and shall indemnify and save Lessor harmless from and against, all losses, claims, costs, expenses, damages, actions and liabilities, including without limitation solicitor's fees on a solicitor and his own client basis, in connection with, or arising from, this Agreement and/or any Schedule, the Equipment and the acquisition, possession, return ownership, leasing, use and-operation of the Equipment. This indemnity shall survive termination of this Agreement.

16.  Taxes, Liens, Change of Name. Lessee shall;
     (a) punctually pay all sales and other taxes, licence fees, levies and assessments which may become payable at any time upon, or in respect of, the Equipment this Agreement and/or any Schedule;
     (b) keep the Equipment free and clear of liens, charges, security interests, hypothecs, attachments, seizures and encumbrances of any kind, except those in favour of Lessor, and
     (c) notify Lessor in writing no less than sixty (6O) days prior to changing its name or the location of its chief executive office.

17. Remedying Defaults. If Lessee shall fail to perform or comply with any of Lessee's obligations hereunder and/or under a Schedule, Lessor in its discretion may do all such reasonable acts and make all such reasonable disbursements as may be necessary to remedy such failure and any disbursements so made shall be payable by Lessee on demand, together with interest at the rate stipulated in Paragraph 12(c) from the date of disbursement by Lessor to the date of payment by Lessee.

18. Notices. Notices with respect hereto will be given in writing personally delivered to an officer or duly authorized representative of the recipient party or by prepaid registered mail addressed to such party at its address set forth above or such other address as it may in writing direct. Notice, if mailed as aforesaid, shall be deemed effective upon the fifth (5th) business day after the mailing thereof.

19.  Assignments
     (a) This Agreement including any Schedule is not assignable by Lessee nor may Lessee assign or sublet the Equipment without the prior written consent of Lessor.
     (b) Lessor may at any time without notice to Lessee, transfer or assign this Agreement or any Schedule or any Equipment or any Rental or other moneys and benefits due or to become due hereunder.

20.  Miscellaneous.
     (a) This Agreement shall be binding upon and enure to the benefit of Lessor and its successors and assigns and shall be binding upon Lessee and the heirs, executors, administrators, successors and permitted assigns or sublets of the Lessee.
     (b) If more than one person, firm or corporation executes this Agreement as Lessee, their respective liabilities hereunder will be both joint and several, but Lessor will be fully discharged in respect of any obligation hereunder upon performance of that obligation in favour of any one of them.
     (c) No term, condition or provision of this Agreement will be waived or deemed to have been waived by Lessor except in writing.
     (d) Lessee shall furnish its financial statements to Lessor within 120 days after the close of each financial year of Lessee prepared in accordance with generally accepted accounting principles consistent with prior such statements. Lessee shall also furnish such other information as Lessor may from time to time reasonably request, and shall permit Lessor to inspect and make copies of its books and records upon at least 24 hours' prior notice.
     (e) This Agreement and Schedules hereto may be amended only by agreement in writing signed by Lessor and Lessee.
     (f) Any provision of this Agreement which is or is deemed to be void, prohibited or unenforceable in any jurisdiction is, as to such jurisdiction, severable herefrom and ineffective to the extent of such avoidance, prohibition or unenforceability, without invalidating the remaining provisions hereof.
     (g) All Lessee's obligations hereunder shall be performed or observed at Lessee's expense.
     (h) Lessor may make any registrations, recordations, or filings necessary or desirable to protect or discharge, as the case may be, its security interest in the Equipment at the expense of Lessee.
     (i) Lessee and Lessor shall give such further assurances and do such acts and execute such documents as may be required by the other of them to give effect to this Agreement and to protect their respective rights hereunder.
     (j) "This Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Master Lease Agreement and include all Schedules.
     (k) This document and all related documents have been written in the English language at the express request of the parties. Le present document ainsi que tous documents rattachant ont ete rediges on langue anglaise a la demande expresse das parties.
     (l)  Lessee acknowledges receipt of a copy of this Agreement.
     (m)  This Agreement and Schedules attached to it are non-cancellable.
     (n) This Agreement and the Schedules shall, for the purpose of determining the validity and enforceability of Lessor's security interest in the Equipment and the Lessor's remedies upon a default,
          (i) be governed by and construed in accordance with the laws of the jurisdiction where Lessee is located as of the date of this Lease if the Equipment is inventory leased or held for lease to others or Equipment normally used in more than one jurisdiction, and (ii) in all other cases, the laws of the jurisdiction where the Equipment is located. For all other purposes, this Agreement shall be governed and construed in accordance with the laws of the Province of Ontario.

21.  Provincial Waivers
          (a) Quebec. Notwithstanding anything in this Agreement to the contrary the contract evidenced thereby shall be a contract of leasing as contemplated by Article 1842 the Civil Code and Lessee declares and represents that it chose the Equipment leased hereunder which will be used for the purpose of its enterprise;
          (b) Saskatchewan, Lessee, if a corporation, hereby agrees that the Limitation of Civil Rights Act, as amended from time to time, shall have no application to the rights, powers or remedies of Lessor hereunder, and hereby waives any rights Lessee may have thereunder.

                                                                wajax-mstr-lease

[LOGO OF WAJAX Finance]                               LEASE             --------
                                                      SCHEDULE NO.      --------
5035 South Service Road, Box 5072, Burlington, Ontario L7R 3YB
================================================================================
ATTACHED TO AND FORMING PART OF MASTER LEASE AGREEMENT ("Lease Agreement") dated September 15, 2000
BETWEEN WAJAX FINANCE LTD.("LESSOR") AND North American Equipment Ltd.
("LESSEE")
--------------------------------------------------------------------------------
Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor, upon and subject to the terms, conditions and provisions set forth in this Lease Schedule ("Schedule") and in the above referred to Lease Agreement, the Equipment described or identified below (the "Equipment"). Any capitalized term net defined herein shall have the meaning ascribed to it in the Lease Agreement.
--------------------------------------------------------------------------------
                             EQUIPMENT DESCRIPTION
--------------------------------------------------------------------------------
1 (One) Hitachi Crawler Mounted Loading Front Shovel Model EX5500-5 Serial Number HCM18B00000508 equipped with all standarad equipment with 55" triple grouser shoes, with 35.60 cu. Yd dump Bucket with 2 (Two) Model QSK-45 Cummins Engines Serial Numbers 331521O8CPL2853 and 33152114CPL2853 and 12 (Twelve) Model 4455484 Hydraulic Pumps and (4) Four Model 443941 Swing Motors Serial Numbers 26737610, 26379611, 25378330 and 25378329 and 4 (Four) Model X4477062 Travel
Motors Serial Numbers 26372605, 26372606, 26371643 and 26372604
--------------------------------------------------------------------------------
LOCATION OF EQUIPMENT: Lessee's site in the Fort McMurray, Alberta area
--------------------------------------------------------------------------------

     1.   TERM AND RENTAL PROVISIONS

          Lease Term: 12 months

          Lease Commencement Date: May 7, 2003

          Rentals Payable: Monthly
                             monthly, quarterly, etc

          FIRST RENTAL DUE: May 7, 2003

          FINAL RENTAL DUE: April 7, 2004

          TOTAL PERIODIC RENTAL SCHEDULE.

          (i)  12 Rentals at $139,853,99USD each
          (ii) ___Rentals at $______each
          (iii)___Rentals at $______each
          (iv) ___Rentals at $______each
          (v)  ___Rentals at $______each
          (vi) ___Rentals at $______each

          All Rentals subject to applicable taxes

     SECURITY DEPOSIT: $N/A

     2.   PURCHASE OPTION: See Addendum A

This Schedule is made as of May 7, 2003.

WAJAX FINANCE LTD.


PER:
     -----------------------------------

NAME/TITLE:
           -----------------------------

     3.   RENTAL ADJUSTMENT [Intentionally deleted]

     4. AGREEMENT. This Schedule shall be deemed to take effect and form part of the Lease Agreement pursuant to Section 1 thereof on the date Lessor receives a fully completed Equipment Acceptance Certificate duly executed by Lessee in form and content acceptable to Lessor, in Lessor's sole discretion, and an invoice from the supplier of the Equipment which is the subject of such Equipment Acceptance Certificate with such invoice designating Lessor as purchaser and owner of Equipment. Lessee hereby authorizes Lessor to insert as the Lease Commencement Date the date Lessor receives an executed Equipment Acceptance Certificate and, where applicable, the serial number of the Equipment. Lessee hereby agrees that the Equipment located at the above location shall not be removed without prior written notice to the Lessor.

     5. The present document has been written in the English language at the express request of the parties. Le present document a ste redge en langue anglaise a la demande des parties.

     6. Additional Provisions. Lease Agreement and this Schedule as amended and Supplemented by Lease Schedule Addenda A and B.


LESSEE: North American Equipment Ltd.


PER:
     -----------------------------------

NAME/TITLE:  Martin P. Gouin, President
             ---------------------------

[LOGO OF WAJAX Finance]
                                                       LEASE SCHEDULE ADDENDUM A
5035 South Service Road, Box 5072, Buningron, Ontario L7R 3YB
--------------------------------------------------------------------------------

Attached to and forming part of Lease Schedule No. ___________ (the "Lease Schedule"), dated as of May 7, 2003, to Master Lease Agreement (the "Lease Agreement"), between Wajax Finance Ltd, ("Lessor") and North American Equipment Ltd. ("Lessee") and dated as of September 15, 2000. Any capitalized term not defined herein shall have the meaning ascribed to it in the Lease Schedule. Except as amended hereby, the Lease Schedule remains in full force and effect unamended.

The parties covenant and agree as follows:

1. Paragraph 11 (a) of the Lease Agreement is amended by deleting " when due in the manner specified" and replaced with", in the manner specified, within ten (10) days of receipt of written notice from Lessor that such amount or amounts were not made on the dates required hereunder or under any Schedule, as the case may be."

2.   Paragraph 19(a) of the Lease Agreement is amended by adding the following:
     "Notwithstanding the foregoing, Lessee may sublet the Equipment upon ten
     (10) days prior written notice to Lessor, (i) to a corporation that is a wholly owned subsidiary of Lessee, (ii) to Lessee's parent corporation provided that Lessee is a wholly owned subsidiary of such parent, and (iii) to a corporation that is a wholly owned subsidiary of such parent corporation. In the event that the Equipment is sublet. Lessee and sub-lessee shall be jointly and severally liable for all of the obligations and liabilities owing hereunder and under any Schedule"

3. Paragraph 20(d) of the Lease Agreement is amended by deleting, "and shall permit Lessor to inspect and make copies of its books and records upon at least 24 hours' prior notice"

4.   Section 2 of the Lease Schedule is deleted and replaced with the following:

END OF TERM OPTIONS: Lessee shall, at the end of the Lease Term and upon ninety
(90) days' prior written notice to Lessor, elect one of the following options:

     (1.i) Purchase the Equipment from the Lessor on May 7, 2004 for an amount equal to $3,511,900US plus the Rentals and other amounts then due under the Lease Schedule or the Lease Agreement ("12/th/ Month Option Price");
     (1.ii) Lease the Equipment from the Lessor for an additional term ("First Renewal Term") of 6 months commencing immediately at the end of the Lease Term at a monthly Rental determined in accordance with the provisions of the "Renewal Term Rental Calculation", below, plus applicable taxes, with the first such Rental being due on May 7,2004; or
     (1.iii) Return the Equipment to Lessor, at Lessee's site in the Fort McMurray, Alberta region or such other location upon the mutual consent of the parties hereto.

     In the event that no election is made in accordance with the foregoing, Lessee shall be deemed to have elected option (1.ii).

In the event that Lessee elects, or is deemed to have elected, option (1.ii), Lessee shall, at the end of the First Renewal Term and upon ninety (90) days' prior written notice to Lessor, elect one of the following options:

     (2.i) Purchase the Equipment from the Lessor on November 7, 2004 for an amount equal to $3,261,050US plus the Rentals and other amounts then due under the Lease Schedule or the Lease Agreement ("18/th/ Month Option Price");
     (2.ii) Lease the Equipment from the Lessor for an additional term ("Second Renewal Term") of 6 months commencing immediately at the end of the First Renewal Term at a monthly Rental determined in accordance with the provisions of the "Renewal Term Rental Calculation", below, plus applicable taxes, with the first such Rental being due on November 7, 2004, or
     (2.iii) Return the Equipment to Lessor, at Lessee's site in the Fort McMurray, Alberta region or such other location upon the mutual consent of the parties hereto.

     In the event that no election is made in accordance with the foregoing, Lessee shall be deemed to have elected option (2.ii).

In the event that Lessee elects, or is deemed to have elected, option (2.ii), Lessee shall, at the end of the Second Renewal Term and upon ninety (90) days' prior written notice to Lessor, elect one of the following options:

     (3.i) Purchase the Equipment from the Lessor on May 7, 2005 for an amount equal to $2.759.350US plus the Rentals and other amounts then due under the Lease Schedule or the Lease Agreement ("24/th/ Month Option Price");
     (3.ii) Lease the Equipment from the Lessor for an additional term ("Third Renewal Term") of 12 months commencing immediately at the end of the Second Renewal Term at a monthly Rental determined in accordance with the provisions of the "Renewal Term Rental Calculation", below, plus applicable taxes, with the first such Rental being due on May 7. 2005, or
     (3.iii) Return the Equipment to Lessor, at Lessee's site in the Fort McMurray, Alberta region or such other location upon the mutual consent of the parties hereto.

     In the event that no election is made in accordance with the foregoing, Lessee shall be deemed to have elected option (3.ii)

In the event that Lessee elects, or is deemed to have elected, option (3.ii), Lessee shall, at the end of the Third Renewal Term and upon ninety (90) days' prior written notice to Lessor, elect one of the following options:

     (4.i) Purchase the Equipment from the Lessor on May 7, 2006 for an amount equal to $2,006,800US plus the Rentals and other amounts then due under the Lease Schedule or the Lease Agreement ("36th Month Option Price");
     (4.ii) Lease the Equipment from the Lessor for an additional term ("Fourth Renewal Term") of 12 months commencing immediately at the end of the Third Renewal Term at a monthly Rental determined in accordance with the provisions of the "Renewal Term Rental Calculation", below, plus applicable taxes, with the first such Rental being due on May 7, 2006, or
     (4.iii) Return the Equipment to Lessor, at lessee's site in the Fort McMurray, Alberta region or such other location upon, the mutual consent of the parties hereto.

     In the event that no election is made in accordance with the foregoing, Lessee shall be deemed to have elected option (4.ii).

In the event that Lessee elects, or is deemed to have elected, option (4,ii), Lessee shall, at the end of the Fourth Renewal Term and upon ninety (90) days' prior written notice to Lessor, elect one of the following options:

     (5.i) Purchase the Equipment from the Lessor on May 7, 2007 for an amount equal to $978,315US plus the Rentals and other amounts then due under the Lease Schedule or the Lease Agreement ("48/th/ Month Option Price"); or
     (5.ii) Return the Equipment to Lessor, at Lessee's site in the Fort McMurray, Alberta region or such other location upon the mutual consent of the parties hereto.

     In the event that no election is made in accordance with the foregoing, Lessee shall be deemed to have elected option (5.i).

On Lessor's receipt of the 12/th/ Month Option Price, the 18/th/ Month Option Price, the 24/th/ Month Option Price the 36/th/ Month Option Price or the
48/th/ Month Option Price, as the case may be, upon customer's exercise of options (1.i), (2.i), (3.i), (4.i) or (5.i), respectively, in cash, plus sales and other taxes, if applicable, the Equipment will be sold to Lessee in its then condition, quantity and location, on an "as is, where is" basis, free and clear of liens, charges or encumbrances created by Lessor, without further warranties or representations whatsoever, express or implied, on the part of Lessor."

RENEWAL TERM RENTAL CALCULATION; In the event that the Lessee elects or is deemed to have elected options (1.ii), (2.ii), (3.ii) or (4.ii) hereunder, the Rentals during the applicable renewal term shall be calculated as provided in this section. On the commencement of the relevant renewal term, the Lessor shall calculate a monthly rental amount in accordance with ordinary lease financing practices based on (a) a capital cost equal to the option price in respect of the purchase option not exercised by the Lessee at the commencement of the renewal term (i.e. the 12/th/ Month Option Price, the 18/th/ Month Option Price, the 24/th/ Month Option Price or the 36/th/ Month Option Price, in respect of the First Renewal Term, the Second Renewal Term, the Third Renewal Term or the Fourth Renewal Term, respectively) plus any arrears of Rentals or other amounts then due and owing under the Lease Schedule or Lease Agreement, (b) an end-of-term residual amount equal to the next scheduled option price (i.e. the 18/th/ Month Option Price, the 24/th/ Month Option Price, the 36/th/ Month Option Price, or the 48/th/ Month Option Price, in respect of the First Renewal Term, the Second Renewal Term, the Third Renewal Term or the Fourth Renewal Term, respectively), (c) a term equal to (i) 6 months in respect of the First Renewal Term, (ii) 6 months in respect of the Second Renewal Term, (iii) 12 months in respect of the Third Renewal Term and (iv) 12 months in respect of the Fourth Renewal Term, and (d) a rate of interest per annum equal to the then-prevailing market yield on one-year US Treasury securities, as reasonably determined by Lessor, plus 2.99%. Forthwith after such calculation, the Lessor shall notify the Lessee of the amount of monthly Rentals so determined; absent manifest error, the determination of the Lessor of such Rental amounts shall be final and binding during the applicable renewal term.

5. CURRENCY: All amounts referenced in the Lease Schedule are acknowledged to be expressed in United States dollars, in any judicial proceeding in which the amount of any obligation which is payable hereunder in United States currency must be converted to Canadian currency, the amount of such obligation shall be converted into an amount in Canadian currency sufficient to purchase the amount of the obligation in United States currency at a chartered bank in Ontario at the close of business on the first day on which such bank quotes a Canadian dollar rate for purchase of such amount of United States currency before the day payment of the obligation is received by the recipient. but the recipient shall have a separate cause of action against the obligor for the amount, if any, by which the amount paid to the recipient in respect of the obligation, when promptly converted to United States currency under normal banking procedures and in an appropriate market of the recipient's choice, fails to yield (net after any costs of conversion) the full amount of the obligation in United States currency.

WAJAX FINANCE LTD.                        NORTH AMERICAN EQUIPMENT LTD.


PER:                                      PER: /s/ Martin Gouin
     ---------------------------------        ----------------------------------

Name/Title:                               Name/Title: Martin Gouin, CEO
           ---------------------------                --------------------------

[LOGO OF WAJAX Finance]
                                                       Lease Schedule Addendum B
                                                       (Return Provisions)
5035 South Service Road, Box 5072,Buningron, Ontario L7R 3YB
--------------------------------------------------------------------------------

This Lease Schedule Addendum is dated May 7, 2003 and is attached to and forms part of that certain Lease Schedule by and between North American Equipment Ltd., ("Lessee") and Wajax Finance Ltd. ("Lessor") dated May 7,2003 ("Lease") which is attached to and forms part of that certain Master Lease Agreement between Lessor and Lessee dated September 15, 2000 which such Lease Schedule covers the lease by Lessee from Lessor of the Equipment described in the Lease Schedule.

Return of Equipment. In addition to the other requirements of this Agreement, whenever Lessee's right to possess any of the Equipment terminates, for any reason whatsoever, including the occurrence of an event of Default, Lessee will promptly surrender the Equipment FOB a Lessee site in the Fort McMurray, Alberta region or such other site as agreed by the parties. Lessee shall assist Wajax Industries in disassembly of the Equipment at the time of resale. Lessee will also return to Lessor all license plates, if any, registration certificates, manufacturer warranty agreements, maintenance records and other documents relating to the Equipment. Upon return of Equipment, should the number of hours of operation of the Equipment exceed the permitted hours ("Permitted Hours") of 6,667 hours each year (such number of hours being pro-rated for partial years) Lessee will pay to Lessor an additional rental charge equal to S175.00US per hour, for each hour of usage in excess of the Permitted Hours, plus applicable taxes. If Lessor takes possession of any property not subject to its interests, it shall notify Lessee and may dispose of the property if Lessee fails to take possession within thirty (30) days after such notification. If the Equipment is not returned in the condition set forth below, Lessee shall pay the Lessor, within five (5) days of receipt of written notice from Lessor, an amount equal to the costs and expenses required to repair and recondition the Equipment to put it in good working condition and appearance, in order to offset its decline in value, and, if applicable, to obtain the appropriate licenses and registration.

     (a) Good Working Condition. The Equipment will be in good working condition, ordinary wear and tear excepted, and all original equipment (or replacement equipment of similar value) made by the same manufacturer will be intact and in good working condition, free of mechanical problems, including any of its parts and accessories. Permanently installed attachments must remain with the Equipment unless a written exception is executed by both Lessor and Lessee. If attachments are removed, the Equipment must be returned to its original condition.

     (b) Cab and Body. All decals (except manufacturer's and/or the selling dealer's original decals), permits, numbers, and other customer identification will be removed from the Equipment by Lessee in such a manner as not to damage the surface. Interior trim will be free of tears, cuts and burns, and no glass will be broken, chipped or cracked. There shall be no un-repaired damage to the exterior or interior materials that exceeds $1000. The windshield seal must be free of visible gasket/adhesive material. All mechanical and electrical equipment including radios, heaters and air conditioners must be in proper operating condition. All Equipment returned will be cleaned and cosmetically acceptable, with all rust and corrosion properly removed. All material (i.e., dirt, refuse, asphalt, gravel, etc.) must be properly removed from the Equipment and disposed of in accordance with all applicable federal, provincial (or state) and local laws and regulations.

     (c) Frame and Structural Members. Frame and structural members, including, but not limited to, loader arms, sticks, booms, buckets, frame rails, all ground engaging tools and all attachments will be structurally sound, without breaks, bends, cracks or missing teeth.

     (d) Systems. Cooling, heating and lubrication systems will not be contaminated, and there shall be no leaking from any such systems nor will any system be damaged by the failure to properly maintain fluids. All internal fluids such as lube oil and hydraulic fluids are to be filled at operating levels, all filter caps are to be secured and filters are to be changed using OEM filters. Batteries must be capable of holding a charge that starts the Equipment and shall not have any dead cells or a cracked case.

     (e) Mechanical Drive Train. If so equipped, the transmission/hydrostatic drive systems, including, but not limited to, differentials, planetaries, wet brake systems, and final drives, shall have 70% remaining service life and operate quietly without vibrations or leaks.

     (f) Undercarriage. If so equipped, the undercarriage (including sprockets, links, idlers, bogies, carrier and track rollers, pins and bushings, and track shoes/pads) shall have at least 55% time/wear remaining before the next overhaul or replacement as recommended by the manufacturer and published in standard maintenance manuals.

     (g) Engine. The engine must have been maintained in accordance with manufacturer's recommendations, including overhauling the engine as required. Provided the Equipment is returned within the Permitted Hours, the engine must have at least 55% time remaining before the next overhaul or replacement recommended by the manufacturer and/or published in standard maintenance manuals. Determination of satisfaction of these specifications shall be made by subjecting the engine to standard industry testing to include (but not limited to) testing of the crankcase, manifold pressure, oil analysis and blow-by tests. All tests shall be performed by a manufacturer authorized service center. Should the Equipment be returned with hours in excess of the Permitted Hours the Lessee will only be responsible for the additional rental charge.

     (h) Booms. If so equipped, all booms shall be straight and true within original manufacturer's specifications and tolerances. All standard rigging including sheaves, pendants, and fairleads necessary for industry standard lift crane and boom trucks shall be returned with the Equipment.

     (i) Hydraulic Equipment. All hydraulic pumps, cylinders, valves, pipe/tubing and hoses must be fully operational at rated capacity with no leaks, bent cylinder rods or worn out bushings/pins.

     (j) Air Conditioning System. All air conditioning systems and components including the compressor, evaporators, condenser, motor, lines and fittings must be operational and useable without leaks.

     (k) ROPS/FOPS Structure. The ROPS/FOPS structure shall have no damage or repairs whatsoever.

     (1) Sheet Metal. All sheet metal must be in operational condition without breaks and bends as provided when the Equipment was first delivered.

     (m) Documents and Records. The Equipment will have a title free and clear of all liens and encumbrances, and the Equipment shall meet and conform to all applicable federal, provincial (or state), and local health and safety laws and requirements and, if applicable, have appropriate, ANSI inspection certificates, Permits and other certification necessary to operate the Equipment. Without limiting the foregoing, Lessee shall maintain and provide the Lessor written records of preventative maintenance and repairs, indicating dates and hour meter readings to show when such maintenance or repair work was performed and verified by parts invoices.

     (n) Inspections. Not more than ninety (90) days and not less than forty-five (45) days prior to return of the Equipment on the applicable Lease termination date, Lessee will make the Equipment available so that Lessor may conduct a "walk-around" appraisal. Inspections may be made by a manufacturer's authorized maintenance representative or other qualified maintenance provider (acceptable to Lessor) to ensure the Equipment conforms to the return provisions outlined herein. The results of the testing and appraisal with necessary reconditioning, documenting that the Equipment meets the return conditions required herein, are to be provided to Lessor thirty (30) days prior to the return of the Equipment. Lessee shall be responsible for the cost of such testing and appraisal.

This Lease Schedule Addendum shall inure to the benefit of Lessor's successors and assigns.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease Schedule Addendum as of the date first set forth above.


 WAJAX FINANCE LTD.                       NORTH AMERICAN EQUIPMENT LTD
(Lessor)                                                      (Lessee)


By:                                       By: /s/
    ----------------------------------        ----------------------------------
Title:                                    Title: C.E.O.
       -------------------------------           -------------------------------


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